Exhibit 10.3

MORTGAGE MODIFICATION/EXTENSION AGREEMENT

THIS MORTGAGE MODIFICATION/EXTENSION AGREEMENT (the “Agreement”) made and entered into this 27th day of September, 2007, by and between Branch Banking and Trust Company, N.A., (hereinafter referred to as “Mortgagee”), and Pineapple House of Brevard, Inc, (hereinafter referred to as “Mortgagor”).

W I T N E S S E T H:

WHEREAS, on or about November 18, 2005, the Mortgagor, as evidence of a loan made to it by Mortgagee in the principal amount of $14,000,000.00 executed and delivered to the Mortgagee its Promissory Note dated November 18, 2005, in the face amount of $14,000,000.00; and

WHEREAS, as security for payment of the Promissory Note, the Mortgagor executed and delivered to the Mortgagee a certain Mortgage (the “Mortgage”) dated November 18, 2005, and recorded in Official Records Book 5567 at Page 2467 of the Public Records of Brevard County, Florida; and

WHEREAS, the Mortgagor has requested the Mortgagee to extend the Promissory Note and the Mortgagee is willing to do so provided the Mortgagor executes and delivers to the Mortgagee (i) a Renewal Promissory Note evidencing the extension and (ii) this Agreement.

WHEREAS, the Mortgage and Note evidence an unpaid principal sum now outstanding amounting to Six Million Two Hundred Ninety Two Thousand One Hundred Ninety Nine Dollars and 15/100 ($6,292,199.15) which the Mortgagee at Mortgagors request has permitted Mortgagor to renew and modify as to manner of repayment by a Renewal Promissory Note (the “Renewal Note”) in favor of Mortgagee of even date herewith and the Mortgagor and Mortgagee desire to modify the terms of the Loan Documents.

NOW, THEREFORE, in consideration of mutual promises herein contained, the parties do hereby agree as follows:

1. DEFINITIONS. Unless expressly defined in this Agreement, all capitalized terms shall have the definitions set forth in the Mortgage.

2. EXTENSION OF LOAN. At the request of the Mortgagor, the Mortgagee has agreed to extend the loan evidenced by the Promissory Note, and, as evidence of said extension, the Mortgagor has executed and delivered to the Mortgagee its Renewal Promissory Note (the “Renewal Note”) dated the date hereof in the amount of $14,000,000.00. The term “Note” shall hereafter mean and refer to the Promissory Note as renewed by the Renewal Note, as said Promissory Note may be amended, modified, renewed or substituted for from time to time.
3. AMOUNTS DUE ON THE NOTE. There is as of the date hereof due and owing to the Mortgagee on the Note the unpaid principal balance of $6,292,199.15 together with any accrued interest, with interest thereafter as set forth in the Note. The Mortgagor further states and agrees that said amounts are absolutely and unconditionally due and owing to the Mortgagee upon the Note and are not subject to any claims, counterclaims, defenses or other rights of offset whatsoever. To the extent the Mortgagor should have any claims, counterclaims, defenses or other rights of offset of any nature whatsoever, the Mortgagor in consideration of the renewal of the Promissory Note does hereby expressly waive any such claims, counterclaims, defenses or other rights of offset.

4. MORTGAGE TO CONTINUE TO SECURE NOTE. The Mortgage shall continue to secure the full and prompt payment of the Note (as extended by the Renewal Note and as the same may be amended, modified, renewed or substituted for from time to time in the future) in the same manner and upon the same conditions as if the Mortgage originally secured the full and prompt payment of Note.

5. FUTURE AMENDMENTS TO NOTE. As defined above, the term “Note” includes all future amendments, modifications, renewals or substitutions of the Note and as set forth above, the Mortgage shall further secure the Note as so amended, modified, renewed or substituted for from time to time. As such, should the Note at any time in the future be amended, modified, renewed or substituted for, the Mortgage shall continue to secure the loan evidenced thereby and it shall not be necessary to execute any further Modification or Extension Agreement of the Mortgage provided, however, nothing contained herein shall obligate the Mortgagee to agree to any further extension or modification in the future.

6. RATIFICATION. Except as expressly modified herein, all of the remaining terms and conditions of the Mortgage and assignment of Rents are hereby ratified and confirmed, and shall continue to remain in full force and effect. Nothing herein contained shall be construed to impair the priority or security afforded by the Mortgage or the Note secured hereby as herein modified.

7. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by writing signed by the party to be charged by said amendment, change or modification.

8. SURVIVAL OF COMMITMENT LETTER.  This Agreement is being executed by Mortgagee and Mortgagor pursuant to the terms, conditions and covenants set forth in Mortgagee’s commitment letter to Mortgagor dated July 7, 2005 (the “Commitment Letter”). Mortgagor and Mortgagee hereby agree that the terms, conditions, and covenants of the Commitment Letter shall survive the closing of the Renewal Note and Mortgage Modification/Extension Agreement, and that a default under the Commitment Letter shall constitute a default with respect to the Mortgage and Renewal Promissory Note and Mortgage Modification/Extension Agreement thereof.

MORTGAGOR AND MORTGAGEE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year above written.

Signed, sealed and delivered	Mortgagor:
in the presence of:	Pineapple House of Brevard, Inc
/s/ Candace R. Sammons Witness: Candace R. Sammons	/s/ Stephen R. Wherry Stephen R. Wherry, Vice President
/s/ Daniel R. Monteau Witness: Daniel R. Monteau

Mortgagee: Branch Banking and Trust Company
/s/ Victoria Costa Witness: Victoria Costa	/s/ Lori A. Baldwin Lori A. Baldwin, Vice President

/s/ Kathleen Lars Witness: Kathleen Lars

STATE OF   FL
COUNTY OF   Alachua

The foregoing instrument was acknowledged before me this 27th day of September, 2007 by Stephen R. Wherry, as Vice President of Pineapple House of Brevard, Inc. who is personally known to me or has produced   Florida Drivers License        as identification.

 /s/ Daniel R. Monteau
Notary Public

STATE OF FLORIDA
COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 27th day of September, 2007 by Lori A. Baldwin as Vice President of Branch Banking and Trust Company who is personally known to me or has produced           as identification.

 /s/ Victoria Costa
Notary Public